Exhibit 99.1

TMC Provides First Quarter 2026 Corporate Update

NEW YORK, May 14, 2026 — TMC the metals company Inc. (Nasdaq: TMC) (“TMC” or “the Company”), a leading developer of the world’s largest resource of critical metals essential to energy, defense, manufacturing and infrastructure, today provided a corporate update and first quarter financial results for the period ending March 31, 2026.

Q1 2026 Financial Highlights

•	Current liquidity available from our cash on hand and our credit facilities of approximately $164 million as of March 31, 2026

•	$0.6 million cash used in operations for the quarter ended March 31, 2026

•	Net loss of $20.6 million and net loss per share of $0.05 for the quarter ended March 31, 2026

TMC and Allseas Sign Commercial Agreement for First Nodule Recovery Operation

•	Allseas, a global leader in offshore pipeline installation, heavy lift and subsea construction, will complete the development of and operate the first commercial nodule collection system

•	The commercial system will have a nameplate production capacity of 3.0 million wet tonnes per annum with the surface vessel Hidden Gem receiving nodules collected by two collector vehicles operating at depths of over four kilometers

•	TMC and Allseas are advancing detailed engineering and offshore logistics planning to support reliable, continuous commercial-scale nodule collection operations, including the coordination of fuel supply, crew changes, nodule transfer and transport activities essential to transitioning from pilot operations to sustained commercial offshore production

•	TMC expects system commissioning to begin in Q4 2027

National Oceanic and Atmospheric Administration (NOAA) Determines Consolidated Exploration License and Commercial Recovery Permit Application for TMC USA A is in Full Compliance

•	Determination of full compliance represents another key step in a steady, transparent cadence of expected regulatory milestones:

o	The consolidated application now moves into the certification stage and is expected to be posted to the Federal Register

o	Following certification, a Notice of Intent to Prepare an Environmental Impact Statement will be published, followed by the development and then publication for public comment of a draft Environmental Impact Statement (EIS) and draft Terms, Conditions and Restrictions (TCRs) for TMC USA’s USA A project

o	Following the public comment period, the EIS and TCRs will be finalized and NOAA is expected to make a final determination on issuing the license and permit

o	TMC USA expects the process will conclude before the end of Q1 2027

Gerard Barron, Chairman & CEO of The Metals Company, commented: “The first months of 2026 have been defined by accelerated execution across every part of our business. On the regulatory front, NOAA’s determination that our consolidated application for TMC USA A is in full compliance under the Deep Seabed Hard Mineral Resources Act (DSHMRA) and NOAA implementing regulations gives us increasing confidence in a clear path toward potential commercial permit approval.

Our new commercial production agreement with Allseas enables us to complete, commission and operate the first commercial polymetallic nodule collection system.

Together with Allseas, we are designing and integrating a complete offshore production and logistics network, including continuous transfer operations, support vessels, bulk transport coordination, environmental monitoring and adaptive management systems intended to support uninterrupted offshore nodule production at scale. Importantly, many of the critical long-lead engineering activities have already been completed, allowing procurement and subcontracting activities to accelerate through the balance of 2026. As we continue optimizing future system configurations — from larger collector spreads to autonomous operations and energy-efficiency improvements — we see multiple pathways to materially reduce unit costs and improve offshore productivity over time. Taken together, these milestones are supporting increasingly constructive discussions around project-level financing opportunities.

We’re also encouraged to see growing interest from new entrants pursuing NOAA exploration applications under DSHMRA. Building a new industry requires more than one company, and after more than a decade spent pioneering the science, technology, environmental programs and permitting pathways for this sector, we believe we are uniquely positioned not only to maintain our first-mover advantage, but also to help accelerate development of a broader U.S.-led nodule industry capable of restoring America’s dominance in critical minerals.”

Operational Highlights

TMC and Allseas Sign Commercial Agreement for the First Offshore Nodule Recovery Operation

On May 11, 2026, TMC announced that we had signed a Contract for Development Work and Commercial Production with our strategic partner and investor Allseas, a global leader in offshore pipeline installation, heavy lift and subsea construction, for the development, commissioning and operation of the first commercial polymetallic nodule collection system. The agreement establishes the commercial framework for advancing offshore nodule recovery operations and builds on the successful pilot collection test completed in 2022. The commercial system is expected to have a nameplate production capacity of 3.0 million wet tonnes of nodules per annum, with commissioning targeted to begin in Q4 2027, subject to regulatory approvals.

NOAA Determines TMC USA’s Consolidated Exploration License and Commercial Recovery Permit Application for USA A Project is in Full Compliance

On April 30, 2026, NOAA determined that the consolidated application by our subsidiary, TMC USA, for an exploration license and commercial recovery permit for TMC USA A under DSHMRA is in full compliance with the requirements of the Act and its implementing regulations, marking a key step in the U.S. regulatory and permitting process. The news follows the earlier determination of substantial compliance on March 9, 2026, and represents another step along the path of regulatory milestones that the Company expects will result in a permit before the end of Q1 2027.

TMC Subsidiaries Submit Massive Deep-Sea Dataset to Public Database as Company Launches Video Series on Findings of Environmental Research

On April 16, 2026, TMC announced that our subsidiaries, Nauru Ocean Resources Inc. (“NORI”) and Tonga Offshore Mining Ltd. (“TOML”), had submitted extensive environmental datasets to the International Seabed Authority’s DeepData database, covering a decade of exploration activities in the Clarion Clipperton Zone (CCZ). The submission includes data from 777 equipment deployments and more than 4,800 environmental samples, generating approximately 76,000 biological records and 69,185 geochemical data points across the full water column and seafloor environment. Key findings are showcased in a new video series demonstrating how the data addresses environmental concerns and how innovation has reduced the impact footprint of TMC’s collection system versus legacy technology.

The Metals Royalty Co. (Nasdaq: TMCR) Begins Public Trading

On April 8, 2026, The Metals Royalty Co. began public trading (Nasdaq: TMCR). TMCR has a 2.0% Gross Overriding Royalty (GORR) on the NORI area from a 2023 transaction which was previously announced. As part of the agreement, TMC was granted an equity stake in TMCR, which currently represents ~25% of TMCR’s outstanding equity. TMC retains the right to repurchase up to 75% of the NORI Royalty at an agreed capped return, exercisable in two transactions, between the second and the tenth anniversary of the agreement. If both repurchase transactions are executed, TMCR’s remaining gross overriding royalty on the NORI project revenue will be 0.5%.

TMC USA Files First Consolidated Exploration License and Commercial Recovery Permit Application, Increasing Expected Commercial Recovery Permit Area to 65,000 km2

On January 22, 2026, we announced that TMC USA had submitted a consolidated application to NOAA for an exploration license and a commercial recovery permit for polymetallic nodules in an area named TMC USA A in international waters of the CCZ in the Pacific Ocean. The application represents the first consolidated exploration license and commercial recovery permit application submitted under NOAA’s new consolidated application and review process and increases the commercial recovery area from ~25,000 to ~65,000 km2, with an estimated resource of 619 million tonnes (Mt) of wet nodules and a potential exploration upside of an additional 200 Mt. TMC USA was able to apply under NOAA’s new consolidated process because it can demonstrate the scientific, technical and financial capability to pursue commercial recovery activities expeditiously.

Industry Update

One Year on from Presidential Executive Order ‘Unleashing America’s Offshore Critical Minerals and Resources’

The impact of last year’s Executive Order accelerating American leadership in deep-seabed minerals has been unprecedented. Clear policy signals and government prioritization of critical mineral security have invited a surge of industry interest: nine American companies are now advancing 13 offshore mineral properties under NOAA license or application, covering approximately 1.5 million km2 of seafloor. Capital has also followed, with TMC welcoming investment from strategic partners including Korea Zinc and the Hess family, and American Ocean Minerals Corporation (AOMC) announcing a merger with Odyssey Marine Exploration supported by a substantial capital raise. TMC USA advanced the first commercial-scale nodule project under NOAA’s updated regulatory framework, while TMC’s two SEC-compliant S-K 1300 Technical Report Summaries — including a $5.5 billion NPV PFS for our initial production area declaring the world’s first nodule reserves — demonstrated both the commercial viability of our initial production area and long-term scalability across our broader resource base. Amid this momentum, we believe TMC is well positioned to leverage its first-mover experience across permitting, environmental science, offshore operations and onshore processing to help accelerate the broader development of a U.S.-led nodule industry.

TMC Welcomes NOAA Rule Modernizing Deep-Seabed Mining Permits for U.S. Companies in the High Seas

On January 21, 2026, we welcomed the new rule issued by NOAA updating regulations governing deep-seabed mineral exploration and commercial recovery. The final rule establishes a consolidated application and review process under DSHMRA, allowing companies that have completed the necessary exploration, environmental, and technological development work to rely on exploration-phase data in commercial recovery applications, reducing duplication and improving regulatory efficiency.

Financial Results Overview

At March 31, 2026, we held cash of approximately $119.7 million and held no financial debt. The cash balance includes $9 million received on the last day of the quarter related to sell-to-cover tax transactions with respect to stock-based compensation granted in prior years which was then remitted to tax authorities shortly after quarter end. We believe that our total liquidity including cash and borrowing availability under our credit facility with ERAS Capital LLC and Mr. Barron, will be sufficient to meet our working capital and capital expenditure commitments for at least the next twelve months from today.

We reported a net loss of approximately $20.6 million, or $0.05 per share for the quarter ended March 31, 2026, compared to net loss of $20.6 million, or $0.06 per share, for the quarter ended March 31, 2025. Exploration and evaluation expenses during the quarter ended March 31, 2026 were $13.3 million compared to $9.5 million for the quarter ended March 31, 2025.

General and administrative expenses were $20.7 million for the quarter ended March 31, 2026 compared to $8.5 million for the quarter ended March 31, 2025, reflecting higher amortization of share-based compensation and higher personnel costs, offset by lower legal costs.

Conference Call

We will hold a conference call today at 4:30 p.m. EDT to provide an update on recent corporate developments and first quarter 2026 financial results.

First Quarter 2026 Conference Call Details

Date:	Thursday, May 14, 2026

Time:	4:30 p.m. ET

Audio-only Dial-in:	Register Here

Virtual webcast with slides:	Register Here

The virtual webcast will be available for replay in the ‘Investors’ tab of the Company’s website under ‘Investors’ > ‘Media’ > ‘Events and Presentations’, approximately two hours after the event.

The Metals Company is a developer of lower-impact critical metals from seafloor polymetallic nodules, on a dual mission: (1) supply metals for energy, defense, manufacturing and infrastructure with net positive impacts compared to conventional production routes and (2) trace, recover and recycle the metals we supply to help create a metal commons that can be used in perpetuity. The Company has conducted more than a decade of research into the environmental and social impacts of offshore nodule collection and onshore processing. More information is available at www.metals.co.

Contacts

Media | media@metals.co
Investors | investors@metals.co

Forward-Looking Statements

This press release contains forward-looking statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as believes, could, expects, may, plans, possible, potential, will and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements with respect to: the Company's strategy to pursue commercial recovery of seafloor polymetallic nodules under the U.S. regulatory regime; the anticipated certification, public notice, public comment, environmental review, including the EIS process, and final determination process for the consolidated application submitted to NOAA under DSHMRA; the anticipated scope, timing and outcome of NOAA’s review of the consolidated application; the Company's expectation that the NOAA process will conclude before the end of Q1 2027; the expected initial operations of the Company in the event the consolidated application is approved; the expected development, commissioning and operation of the first commercial nodule collection system under the Agreement with Allseas, including the nameplate production capacity of 3.0 million wet tonnes per annum and the expected timing of system commissioning in Q4 2027; the design and integration of a complete offshore production and logistics network and the acceleration of procurement and subcontracting activities through the balance of 2026; the anticipated future system configurations and the potential for multiple pathways to potentially materially reduce unit costs and improve offshore productivity over time; the potential for project-level financing opportunities; the Company's belief that its total liquidity will be sufficient to meet its working capital and capital expenditure commitments for at least the next twelve months; the Company's expectation that its first-mover positioning will enable it to help accelerate the development of a broader U.S.-led nodule industry, including the potential to process third-party nodules in the future; the potential economic outcomes described in the Company’s technical reports. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things: NOAA's review of the consolidated application and any determinations made during that review, including with respect to the scope of any exploration license or commercial recovery permit that may ultimately be granted; the outcome and timing of regulatory reviews by NOAA under DSHMRA; the ability to obtain an exploitation contract from the International Seabed Authority or permits from the U.S. government; risks related to the Company's dual-path permitting strategy; the successful continuation of the Company's alliance with Allseas, including under the new commercial agreement with Allseas described in this press release, and Allseas' ability to perform as expected; the development, testing, integration, scaling, commissioning and operation of the offshore collection system and its key components; the performance of other contractors and the terms on which they agree to provide services; changes in environmental, mining and other applicable laws and regulations; the availability of and access to capital on acceptable terms, including for amounts needed to fund the Company's share of development costs and operational costs under the commercial agreement described in this press release; risks related to strategic partnerships and technology sharing; uncertainties relating to processing nodules at commercial scale; metals price volatility; the sufficiency of the Company's cash and ability to secure additional financing on acceptable terms or at all; the outcome of any pending or future litigation; and other risks and uncertainties described in greater detail in the section entitled Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission on March 31, 2026. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

TMC the metals company Inc.
Condensed Consolidated Balance Sheets (in thousands of US Dollars, except share amounts) (Unaudited)

	As at	As at
	March 31,	December 31,
ASSETS	2026	2025
Current
Cash	$119,682	$117,633
Receivables and prepayments	3,097	3,049
	122,779	120,682
Non-current
Exploration assets	42,951	42,951
Right of use asset	1,430	1,907
Equipment	480	519
Software	2,182	2,125
Investments	15,052	13,447
	62,095	60,949

TOTAL ASSETS	$184,874	$181,631

LIABILITIES
Current
Accounts payable and accrued liabilities	53,858	46,048
Warrants liability	2,689	13,351
	56,547	59,399
Non-current
Deferred tax liability	10,675	10,675
Royalty liability	145,000	145,000
	155,675	155,675

TOTAL LIABILITIES	$212,222	$215,074

EQUITY
Common shares (unlimited shares, no par value – issued: 433,188,187 (December 31, 2025 – 422,966,333))	705,287	681,343
Additional paid - in capital	240,446	237,696
Accumulated other comprehensive loss	(1,203)	(1,203)
Deficit	(971,878)	(951,279)
TOTAL EQUITY	(27,348)	(33,443)

TOTAL LIABILITIES AND EQUITY	$184,874	$181,631

TMC the metals company Inc.
Condensed Consolidated Statements of Loss and Comprehensive Loss (in thousands of US Dollars, except share and per share amounts) (Unaudited)

	Three months ended March 31, 2026	Three months ended March 31, 2025
Operating expenses
Exploration and evaluation expenses	$13,257	$9,515
General and administrative expenses	20,725	8,500
Operating loss	33,982	18,015

Other items
Equity-accounted investment loss	2,998	35
Gain on dilution of investment	(4,602)	—
Change in fair value of warrant liability	(10,662)	441
Foreign exchange loss (gain)	(690)	1,095
Interest income	(1,136)	(19)
Fees and interest on borrowings and credit facilities	665	1,021

Net loss and comprehensive loss for the period, before tax	$20,555	$20,588

Tax expense	44	-

Net loss and comprehensive loss for the period, after tax	$20,599	$20,588

Loss per share
- Basic and diluted	$0.05	$0.06

Weighted average number of common shares outstanding
– basic and diluted	425,770,033	345,346,393

TMC the metals company Inc.

Condensed Consolidated Statements of Changes in Equity

(in thousands of US Dollars, except share amounts)

(Unaudited)

	Common Shares		Additional Paid in Capital	Accumulated Other Comprehensive Loss	Deficit	Total
Three months ended March 31, 2026	Shares	Amount
December 31, 2025	422,966,333	$681,343	$237,696	$(1,203)	$(951,279)	$(33,443)
Exercise of stock options	2,045,126	10,248	(7,529)	-	-	2,719
Conversion of restricted share units, net of shares withheld for taxes	8,176,728	13,696	(13,696)	-	-	-
Share-based compensation and Expenses settled with equity	-	-	23,975	-	-	23,975
Loss for the period	-	-	-	-	(20,599)	(20,599)
March 31, 2026	433,188,187	$705,287	$240,446	$(1,203)	$(971,878)	$(27,348)

	Common Shares		Additional Paid in Capital	Accumulated Other Comprehensive Loss	Deficit	Total
Three months ended March 31, 2025	Shares	Amount
December 31, 2024	340,708,460	$477,217	$138,303	$(1,203)	$(631,435)	$(17,118)
Issuance of shares and warrants under Registered Direct Offering, net of expenses	5,000,000	2,237	2,763	-	-	5,000
Shares issued as per At-the-Market Equity Distribution Agreement	2,975,226	5,562	-	-	-	5,562
Conversion of restricted share units, net of shares withheld for taxes	7,933,336	10,788	(10,788)	-	-	-
Share-based compensation and Expenses settled with equity	-	-	10,378	-	-	10,378
Loss for the period	-	-	-	-	(20,588)	(20,588)
March 31, 2025	356,617,022	$495,804	$140,656	$(1,203)	$(652,023)	$(16,766)

TMC the metals company Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands of US Dollars)

(Unaudited)

	Three months ended March 31, 2026	Three months ended March 31, 2025
Cash provided by (used in)

Operating activities
Loss for the period	$(20,599)	$(20,588)
Items not affecting cash:
Amortization	39	58
Accrued interest on credit facilities	-	558
Lease expense	477	477
Share-based compensation and expenses settled with equity	23,975	10,378
Equity-accounted investment loss	2,998	35
Gain on dilution of investment	(4,602)	-
Change in fair value of warrants liability	(10,662)	441
Unrealized foreign exchange movement	(726)	2,345
Interest paid on short-term debt	-	(103)
Changes in working capital:
Receivables and prepayments	(48)	(3,161)
Accounts payable and accrued liabilities	8,533	213
Net cash used in operating activities	(615)	(9,347)

Investing activities
Acquisition of equipment and software	(35)	(70)
Net cash used in investing activities	(35)	(70)

Financing activities
Proceeds from exercise of stock options	2,719	-
Proceeds from registered direct offering	-	5,000
Expenses paid for registered direct offering	-	(472)
Proceeds from Shares issued from ATM	-	5,562
Repayment of Debt	-	(1,797)
Net cash provided by financing activities	2,719	8,293

Increase/(Decrease) in cash	$2,069	$(1,124)
Impact of exchange rate changes on cash	(20)	(10)
Cash - beginning of period	117,633	3,480
Cash - end of period	$119,682	$2,346